Exhibit 99.1

Alternus Clean Energy Retires $10 Million of Convertible Debt

--Deleveraging Creates Capacity to Fund Accelerated Growth—

--Equity Issued Brings on Strong Strategic Partner—

Fort Mill, South Carolina, 16 January 2024 – Utility-scale transatlantic clean energy independent power producer (IPP) Alternus Clean Energy, Inc. (NASDAQ: ALCE) (“Alternus” or the “Company”) announced today that it retired approximately $10 million of debt, consisting of a senior note and accrued interest and expenses. This deleveraging frees up borrowing capacity that the Company intends to use to fund accelerated growth.

The retirement of this note, originally issued by majority stockholder Alternus Energy Group plc, was funded by the issuance of Alternus common stock to the noteholder Greenlight Asset Management GP S.a.r.l. (“Greenlight”) (formerly known as AVG Group). Greenlight is a leading Nordic asset manager focused on sustainable investing. Alternus believes that Greenlight will be a valuable strategic investor due to their deep expertise and strong reputation in renewable energy investing.

Vincent Browne, CEO of Alternus, commented, “We are very pleased with this vote of confidence by Greenlight in our business and growth plans. The cash otherwise used to repay this note can now be better directed towards our many growth opportunities we see as we shift our focus to North America. The region has a multitude of developing projects for sale, plenty of greenfield opportunities, storage opportunities are ramping quickly, and IRA incentives for renewable energy are a strong tailwind.”

Karl Andersen, Founder and CEO of Greenlight, commented: “Our strategic investment in Alternus underscores our confidence in the market opportunities for Alternus and their ability to execute. As an owner of Alternus, we are maximizing our own effort to fulfill our mission of enabling the development of clean sustainable energy sources. This deal is a win-win-win for us, Alternus, and our planet.”

More details on the transaction can be found in the Form 8-K filed today with the U.S. Securities and Exchange Commission. Note that the newly issued shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Accordingly, the shares will be subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.

About Alternus Clean Energy, Inc.

Alternus is a transatlantic clean energy independent power producer. Headquartered in the United States, we currently develop, install, own, and operate utility scale solar parks in the North America and Europe. Our highly motivated and dynamic team at Alternus have achieved rapid growth in recent years. Building on this, our goal is to reach 3GW of operating projects within five years through continued organic development activities and targeted strategic opportunities. Our vision is to become a leading provider of 24/7 clean energy delivering a sustainable future of renewable power with people and planet in harmony. For more information visit www.alternusenergy.com.

About Greenlight Asset Management

Greenlight Group is a premier asset manager with a seasoned team of industry professionals that specializes in Nordic investments, offering expert guidance tailored to client needs. Its commitment to sustainability drives a focus on renewable energy and green investing. Trust Greenlight to navigate the changing investment landscape in the Nordics while aligning portfolios with sustainable principles.

Forward-Looking Statements

Certain information contained in this release, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. When used in this notice, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing Alternus’ assessments of any date after the date of this release. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For More Information:

Alternus

ir@alternusenergy.com

+1 (913) 815-1557

The Blueshirt Group

alternus@blueshirtgroup.com